SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                  Date of Report:  September 19, 2000
                  (Date of earliest event reported)




                     THE MANITOWOC COMPANY, INC.
        (Exact name of registrant as specified in its charter)




    Wisconsin            1-11978          39-0448110
-----------------    --------------    -----------------
 (State or other       (Commission       (IRS Employer
 jurisdiction of      File Number)      Identification
 incorporation)                             Number)





500 South 16th Street, Manitowoc, WI       54221-0066
---------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code (414-684-4410)



Item 7.   Financial Statements and Exhibits
-----------------------------------------------------

          (c)  Exhibits.

               See Exhibit Index following the Signatures on this Report, which is incorporated herein by reference.



Item 5.   Other Events
-----------------------------------------------------

On September 19, 2000 the company issued a press release stating that its net sales for the third quarter will be in the range of approximately $205 million to $215 million compared with the $213.9 million reported for the same period last year. Diluted earnings per share for the quarter are expected to be in the range of $.47 to $.52 compared with the year-ago quarter of $.74.


An unusual combination of factors, affecting all three of the business segments, will contribute to this quarter's unanticipated and disappointing results. While the third quarter has typically been one of the company's strongest, it was not able to overcome the impact of rising interest rates that were felt across-the-board in the business segments, as well as other industry trends and one-time costs. The company has, however, already taken steps to address those issues within its immediate control.

Based on the company's assumptions of economic conditions and current trends in the marketplace, it anticipates that earnings for the full year will be in the range of $2.35 to $2.45, with revenues exceeding $840 million.


The press release is incorporated herein by reference to Exhibit 20 of this report. The reader is referred to this Exhibit for more information.






Item 7.  Financial Statements and Exhibits
-----------------------------------------------

(c) Exhibits.

   See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.


                              SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


DATE:  September 22, 2000     THE MANITOWOC COMPANY, INC.
                                  (Registrant)




                                /s/  Glen E. Tellock
                              ----------------------------------------
                              Vice President & Chief Financial Officer










                     THE MANITOWOC COMPANY, INC.

                            EXHIBIT INDEX

                                  TO

                       FORM 8-K CURRENT REPORT

                      Dated as of September 18, 2000


 Exhibit                                         Filed
   No.               Description                Herewith
----------        ----------------            -------------


     20          Press Release dated                X
                 Sept. 18, 2000, regarding
                 the company's third-quarter
                 expectations